Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chronimed Inc. 1997 Stock Option Plan of our report dated August 2, 1996, with respect to the consolidated financial statements and schedule of Chronimed Inc. for the three years ended June 28, 1996, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.







                                                   /s/ Ernst & Young LLP
                                                       Ernst & Young LLP



Minneapolis, Minnesota
November 5, 1996